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                                                                EXHIBIT 10.14.3

                               SECOND AMENDMENT
                                      TO
                            STERLING COMMERCE, INC.

                          DEFERRED COMPENSATION PLAN

  This Second Amendment to the Sterling Commerce, Inc. Deferred Compensation Plan (the "Plan") is made as of the 1st day of June, 1998, with reference to the following facts:

  A. Sterling Commerce, Inc. adopted the Plan effective as of February 1, 1997, and previously amended the Plan on October 30, 1997.

  B. The Administrative Committee appointed to administer the Plan wishes to amend the Plan and both the Committee and the Plan trustee have been furnished with an opinion of counsel, as required by Section 8.4(e) of the Plan, to the effect that the amendments set forth below comply with the amendment requirements of Section 8.4 of the Plan.

  NOW, THEREFORE, it is agreed as follows:

  1. Section 1.2 of the Plan is amended by the addition of the following new definition:

    (x) "Acquired Employee" means, with respect to the calendar year in which the Company acquires a business (whether by purchase of stock or assets or by merger or by any other means), an individual who becomes a common law employee of the Company as a result of such acquisition, provided the individual was employed in such business on the date of such acquisition.

  2. The first two sentences of Section 1.2(k) of the Plan are amended in their entirety to read as follows:

     "Eligible Individual" for a Plan Year means (i) a common law employee of the Company whose Compensation is paid on a United States payroll in United States dollars and whose Compensation equaled or exceeded the Threshold Amount in the immediately preceding calendar year or, in the case of an employee employed only during a portion of such prior calendar year, whose annualized Compensation would have equaled or exceeded the Threshold Amount, (ii) an Acquired Employee whose Compensation is paid on a United States payroll in United States dollars and whose salary and incentive bonus from the acquired business (determined in a manner consistent with Section 1.2(h)) equaled or exceeded the Threshold Amount in the immediately preceding calendar year or, in the case of an Acquired Employee employed by such business only during a portion of such prior calendar year, whose annualized salary and incentive bonus would have equaled or exceeded the Threshold Amount, (iii) a member of the Board of Directors who is not a common law employee of the Company or (iv) a

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        consultant who is not a common law employee of the Company and who is designated by the Committee as eligible to participate in the Plan. Except for an Acquired Employee, an individual's status as an Eligible Individual for a Plan Year shall be determined prior to the first day of such Plan Year.

        3. The second sentence of Section 3.1 of the Plan (relating to elections to defer compensation) is amended in its entirety to read as follows:

        For each subsequent Plan Year, (i) an Eligible Individual other than an Acquired Employee may make an election to defer Compensation by filing an Election Form with the Committee on or before the December 31 preceding the Plan Year for which the election is to be effective and
        (ii) an Eligible Individual who is an Acquired Employee may, with the consent of the Committee, make an election to defer Compensation for the Plan Year in which the Eligible Individual becomes an Acquired Employee by filing an Election Form with the Committee on or before the first day of the second full payroll period beginning after the date on which such Eligible Individual becomes an Acquired Employee, such election to be effective as of such second full payroll period.

        4. The foregoing amendments will be effective as of the date first set forth above.

                                        STERLING COMMERCE


                                        By /s/ ALBERT K. HOOVER
                                          --------------------------------------
                                               Albert K. Hoover
                                               Senior Vice President and
                                               General Counsel

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